UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2024, the Board of Directors (the “Board”) of Twin Vee PowerCats Co. (the ‘Company”) appointed Karl J. Zimmer to serve as President of the Company, effective July 12, 2024.

Mr. Zimmer, age 47, has approximately 30 years of corporate experience in senior and executive level operational roles. From August 2023 to March 2024, he served as the President of Florida Beef, Inc., a beef harvesting processing company, From July 2015 to August 2023, he was the President and CEO of Premium Peanut, LLC, a peanut shelling and oil production company. Mr. Zimmer holds a Bachelor of Science in Industrial Engineering from the University of Cincinnati.

In connection with his appointment, effective July 12, 2024 (the “Effective Date”), the Company entered into a three-year employment agreement (the “Employment Agreement”) with Mr. Zimmer to employ Mr. Zimmer as the Company’s President at an annual base salary of $200,000, which further provides that he is eligible to receive an annual performance cash bonus with a target amount equal to 50% of his annual base salary, based upon achievement of performance goals established by the compensation committee of Twin Vee’s Board of Directors, provided that if the Company achieves EBITDA profitability, inclusive of public company fees, Mr. Zimmer shall be eligible to receive a target annual performance cash bonus of 100% of his annual base salary. Pursuant to the Employment Agreement, on July 12, 2024, Mr. Zimmer received a stock option (the “Initial Stock Option”) to purchase 500,000 shares of the Company’s common stock under the Company’s 2021 Amended Stock Incentive Plan (“2021 Plan”), vesting pro rata on an annual basis over five (5) years commencing on the one year anniversary of the grant date, subject to continued employment through each vesting date. In addition, the Employment Agreement provides that subject to approval of the Compensation Committee of the Company’s Board of Directors and its Board of Directors, Mr. Zimmer will be granted an additional stock option to purchase 500,000 shares of Company common stock promptly upon the requisite stockholder approval of an increase in the number of shares available for issuance of awards under the 2021 Plan. The specific vesting terms and exercise price of the additional stock options will be determined by the Compensation Committee and the Board of Directors.

The Employment Agreement provides that Mr. Zimmer is eligible to participate in all benefit and fringe benefit plans generally made available to the Company’s other executive officers, such as a 401(k) plan with up to 4% Company matching if Mr. Zimmer contributes 5% of his base salary. In addition, he is entitled to: (i) four weeks of paid vacation per year; (ii) up to $1,000 per month toward the cost of medical insurance coverage for Mr. Zimmer and his family; and (iii) $50,000 for relocation expenses and temporary lodging while relocating to Fort Pierce, Florida.

The Employment Agreement provides that it shall continue until terminated: (i) by mutual agreement; (ii) due to death or disability of Mr. Zimmer; (iii) by Mr. Zimmer voluntarily upon 90 days written notice to the Company; (iv) by Mr. Zimmer with good reason (as defined in the Employment Agreement) upon 60 days written notice to the Company; (v) by the Company for cause (as defined in the Employment Agreement); or (vi) by the Company without cause.

Pursuant to the Employment Agreement, Mr. Zimmer is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

In the event of a termination by the Company without cause or if Mr. Zimmer resigns for good reason after the first three months as a result of a material diminution in his base salary for longer than 12 months, and such termination is not in connection with a change of control (as defined in the Employment Agreement), Mr. Zimmer will receive: (i) an aggregate of six months of salary continuation at his then-current base annual salary, paid out in equal installments over a six month period; (ii) vesting with respect to 50% of his then outstanding, unvested shares of common stock issuable upon exercise of the Initial Stock Options if such termination occurs after the one year anniversary of the Effective Date and prior to the two year anniversary of the Effective Date and full vesting of the shares of common stock issuable upon exercise of the Initial Stock Options if such termination occurs after the two year anniversary of the Effective Date; (iii) extension of the exercise period for all of his then outstanding vested stock options to the first to occur of the 6 month anniversary of the date of termination or the expiration date of the stock options.

In the event of a termination by the Company without cause or if Mr. Zimmer resigns for good reason and such termination is in connection with a change of control, Mr. Zimmer will receive: (i) an aggregate of six months of salary continuation at his then-current base annual salary, paid out in equal installments over a six month period; (ii) full vesting with respect to all of his then outstanding, unvested shares of common stock issuable upon exercise of the Initial Stock Options; (iii) vesting with respect to 50% of his then outstanding, unvested shares of common stock issuable upon exercise of the Additional Stock Options if such termination occurs after the one year anniversary of the Effective Date and prior to the two year anniversary of the Effective Date and full vesting of the shares issuable upon exercise of the Additional Stock Options if such termination occurs after the two year anniversary of the Effective Date; and (iv) extension of the exercise period for all of his then outstanding vested stock options to the first to occur of the 6 month anniversary of the date of termination, the expiration date of the stock options, or such earlier time as provided under the applicable plan or grant agreement with respect to a change of control.

In the event of a termination by the Company with cause or a voluntary termination by Mr. Zimmer without good reason, all further vesting of his outstanding equity awards will terminate immediately and all payments of compensation by the Company to him will terminate immediately. The receipt of any termination benefits described above is subject to Mr. Zimmer’s execution of a release of claims in favor of the Company, a form of which is attached as an exhibit to the Employment Agreement.

In the event of Mr. Zimmer’s termination due to death or disability, Mr. Zimmer will receive full vesting for any outstanding, unvested equity awards granted under the Company’s 2021 Plan. Mr. Zimmer’s outstanding vested stock options will generally remain exercisable no longer than six months following such a termination.

There are no family relationships between Mr. Zimmer and any of the Company’s directors or executive officers, nor does Mr. Zimmer have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Zimmer was appointed as President.

In December 2016, Mr. Zimmer consented to the entry of a cease-and-desist order (the “Order”) pursuant to Section 21C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provided that he would cease-and-desist from committing or causing any violations and any future violations of Sections 13(b)(2)(A), 13(b)(2)(B), and 13(b)(5) of the Exchange Act and pay a civil penalty in the amount of $20,000. The Order relates to a commission payment Mr. Zimmer approved in December 2013, as Senior Vice President of General Cable Corporation (“GCC”), to a third-party agent on sales by GCC’s Angolan subsidiary to Angolan state-owned enterprises that was alleged by the Securities and Exchange Commission to be a violation of Section 13(b)(5) of the Exchange Act and a violation of the records and internal accounting controls provisions of the Foreign Corrupt Practices Act of 1977.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

On July 15, 2024, the Company issued a press release announcing the appointment of Karl J. Zimmer as President. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Employment Agreement by and between Twin Vee PowerCats Co. and Karl J. Zimmer, dated July 12, 2024
99.1	Press Release of Twin Vee PowerCats Co. dated July 15, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2024	TWIN VEE POWERCATS CO.

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer

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